Exhibit 99.1

Contact:
Robert M. Snell, Vice President,
Chief Financial Officer and Secretary
(713) 759-1770

Spinnaker Exploration Agrees to be Acquired by Norsk Hydro

For Approximately $2.6 Billion

HOUSTON, September 19, 2005 /PRNewswire-FirstCall/ — Spinnaker Exploration Company (NYSE: SKE) announced today that it had entered into a merger agreement whereby it will be acquired by affiliates of Norsk Hydro ASA (NYSE: NHY “Hydro”) for $65.50 per share in cash.

The merger agreement has been approved by each company’s board of directors and will be filed with the Securities and Exchange Commission on Form 8-K. The acquisition is subject to approval by Spinnaker’s shareholders and certain regulatory agencies in the U.S. Subject to the satisfaction of other customary conditions, the transaction is expected to be completed in the fourth quarter of 2005.

“This transaction allows Spinnaker Exploration shareholders to realize substantial and immediate value at an attractive premium and gives Spinnaker Exploration employees the opportunity to join a new, successful team. Hydro has complementary technical capabilities, a proven track record as a high-quality operator of assets, greater resources and a management that is eager to preserve Spinnaker’s entrepreneurial spirit,” said Roger Jarvis, Spinnaker’s Chairman and Chief Executive Officer.

Randall & Dewey, a division of Jefferies & Company, acted as lead financial advisor to the Company. Credit Suisse First Boston also advised the Company and rendered a fairness opinion to Spinnaker’s board of directors.

Spinnaker Exploration Company is an independent energy company engaged in the exploration, development and production of oil and gas in the U.S. Gulf of Mexico and West Africa. To learn more about Spinnaker, the Company’s website may be accessed at www.spinnakerexploration.com.

Certain statements in this press release are forward-looking and are based upon Spinnaker’s current belief as to the outcome and timing of future events that are subject to numerous uncertainties. For instance, although Spinnaker and Norsk Hydro have signed an agreement for a subsidiary of Norsk Hydro to merge with Spinnaker, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive necessary approval of Spinnaker’s shareholders or government approvals or fail to satisfy conditions to closing. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in oil and gas prices, operating risks and other risk factors as described in Spinnaker’s Annual Report on Form 10-K for the year ended December 31, 2004 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Spinnaker’s actual results and plans could differ materially from those expressed in the forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and Spinnaker undertakes no obligation to update such forward-looking statements.

Spinnaker will file a proxy statement and other documents regarding the proposed transaction described in this press release with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND SUCH OTHER MATERIALS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SPINNAKER AND THE PROPOSED TRANSACTION. A definitive proxy statement will be sent to stockholders of Spinnaker seeking their approval of the transaction. Investors and stockholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Spinnaker with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained free of cost by directing a request to Robert M. Snell, Vice President, Chief Financial Officer and Secretary at (713) 759-1770.

Spinnaker’s directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the stockholders of Spinnaker in connection with the proposed transaction. Certain directors and executive officers of Spinnaker may have interests in the merger, including acceleration of vesting of stock options and restricted stock and as a result of holding options or shares of Spinnaker common stock generally. Information about Spinnaker’s directors and officers can be found in Spinnaker’s Proxy Statements and Annual Reports on Form 10-K filed with the Securities and Exchange Commission. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other documents regarding the proposed transaction when they become available.

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